Principal Amount: $___________________	August 22, 2103

12% SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, ThermoEnergy Corporation, a Delaware corporation (the “Borrower”), hereby promise to pay to the order of ____________ (the “Holder”) the sum of ______________ Dollars ($__________) (or such lesser amount as may be then outstanding) together with interest on the unpaid principal hereof from the date hereof at the rate of twelve percent (12%) per annum, compounded quarterly.

The entire principal amount of this Note, plus interest accrued thereon, shall be due and payable in a single installment (i) on February 1, 2014 or (ii) upon demand following the occurrence of an Event of Default, as defined below (in either event, “Maturity”). In the event the Borrower shall not have paid the outstanding principal balance and accrued interest thereon at Maturity, then interest shall accrue from and after the date of Maturity at the lower of (i) eighteen percent (18%) per annum, and (ii) the highest interest rate acceptable under applicable usury laws, compounded monthly (the “Default Rate”). Interest shall be calculated on the basis of actual days elapsed and a 360-day year consisting of four quarters of 90 days each and twelve months of 30 days each.

This Note is one of several substantially identical promissory notes issued by the Borrower pursuant to that certain Loan Agreement dated as of August 22, 2013 by and among the Borrower, the Holder and certain other persons (the “Loan Agreement”) (which promissory notes, including the Note, are referred to herein as the “Series Notes”). So long as this Note is outstanding, the Holder shall be entitled to the benefit of, and subject to the provisions of, the Loan Agreement.

The Borrower and the holders of the Series Notes (including the Holder) have, contemporaneously herewith, entered into a Security Agreement (the “Security Agreement”) securing the obligations of the Borrower to the Holder and the other holders of the Series Notes under such Series Notes, and so long as this Note is outstanding the Holder shall be entitled to the benefit of, and subject to the provisions of, the Security Agreement.

This Note may be prepaid, in whole or in part, at any time without premium or penalty; provided, however, that no Series Note may be prepaid unless simultaneous with such prepayment, the same portion of all outstanding Series Notes are also prepaid. Partial prepayments shall be credited first to accrued and unpaid interest, and the balance, if any, shall reduce principal.

The entire unpaid principal amount of this Note, together with interest thereon shall, on written notice from the Holder, forthwith become and be due and payable if any one or more Events of Default shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or be affected or come about by operation of law pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing.

The occurrence of any one or more of the following events or conditions shall constitute an “Event of Default” under this Note:

(i)          The Borrower’s failure to make any payment of principal or interest or any other sums within fifteen (15) days of the date when due under any Series Note; or

(ii)         Any representation or warranty or other statement made by the Borrower in the Loan Agreement or the Security Agreement proves to have been false or misleading in any material respect when made or furnished; or

(iii)        Breach of or failure in the due observance or performance in any material respect of any covenant, condition or agreement on the part of the Borrower to be observed or performed pursuant to this Note, the Loan Agreement or the Security Agreement, and the failure to cure (if curable) any such breach or failure within fifteen (15) days after receipt of written notice thereof from the Holder; or

(iv)        If the Borrower shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of any of its assets; (b) be unable, or admit in writing its inability, to pay its debts as they mature; (c) file or permit the filing of any petition, case arrangement, reorganization, or the like under any insolvency or bankruptcy law, or the adjudication of it as a bankrupt, or the making of an assignment for the benefit of creditors or the consenting to any form or arrangement for the satisfaction, settlement or delay of debt or the appointment of a receiver for all or any part of its properties; or (d) any action shall be taken by the Borrower for the purpose of effecting any of the foregoing; or

(v)         If an order, judgment or decree shall be entered, or a case shall be commenced, against the Borrower, without its application, approval or consent by any court of competent jurisdiction, approving a petition or permitting the commencement of a case seeking reorganization or liquidation of the Borrower or appointing a receiver, trustee or liquidator of the Borrower, or of all or a substantial part of the assets of the Borrower, and the Borrower, by any act, indicate its approval thereof, consent thereto, or acquiescence therein, or such order, judgment, decree or case shall continue unstayed and in effect for any period of ninety (90) consecutive days or an order for relief in connection therewith shall be entered; or

(vi)        If the Borrower shall dissolve or liquidate, or be dissolved or liquidated, or cease to legally exist, or, without the prior written consent of the holders of Series Notes representing at least 66⅔% in aggregate outstanding principal amount of the Series Notes, merge or consolidate, or be merged or consolidated, with or into any other corporation.

All payment obligations arising under this Note are subject to the express condition that at no time shall the Borrower be obligated or required to pay interest at a rate which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum rate which the Borrower is permitted by law to contract or agree to pay. If, by the terms of this Note, the Borrower is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the applicable rate of interest shall be deemed to be immediately reduced to such maximum rate, and interest thus payable shall be computed at such maximum rate, and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of principal.

No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

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All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to the principles of conflicts of law thereof. Each party agrees that any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened. (a “Proceeding”) concerning the interpretation, enforcement and of the transactions contemplated by this Note shall be commenced exclusively in the state or federal courts sitting in, or having jurisdiction over, Boston, Massachusetts (the “Massachusetts Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Massachusetts Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Massachusetts Court, or that such Proceeding has been commenced in an improper or inconvenient forum. If either party shall commence a Proceeding to enforce any provisions of this Note, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE HOLDER TO ACCEPT THIS NOTE.

This Note may be amended or supplemented, or any provision hereof waived, only if all of the other Series Notes are amended or supplemented or provisions thereof waived in like manner and only if such amendment, supplement or waiver is approved by the written agreement of the Borrower and of the holders of Series Notes representing at least 66⅔% in aggregate outstanding principal amount of the Series Notes.

This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. The Borrower may not assign any of its obligations under this Note without the consent of the Holder.

If default is made in the payment of this Note, the Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees, regardless of whether the Holder commenced litigation in order to enforce its rights under this Note.

In witness whereof, the Borrower has caused this Note to be executed and delivered by its duly authorized Chief Operating Officer and Interim Chief Financial Officer as of the 22nd day of August 2013.

ThermoEnergy Corporation

By:
Gregory M. Landegger
Chief Operating Officer
and Interim Chief Financial Officer

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